Form C

Cover Page

Name of issuer:

Airing Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 12/17/2015

Physical address of issuer:

1 North Avenue
Burlington MA 01803

Website of issuer:

http://www.fundairing.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

350,000

Price:

$1.00000

Method for determining price:

Dividing pre-money valuation ($12,150,002.00) by number of shares outstanding on fully diluted basis.

Target offering amount:

$350,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

11/2/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,554,564.00	$869,175.00
Cash & Cash Equivalents:	$615,855.00	$654,063.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$1,547,004.00	$1,095,745.00
Long-term Debt:	$443,875.00	$101,081.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$224.00	($2,000.00)
Net Income:	($1,589,852.00)	($58,685.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Airing Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Stephen Marsh	President Encite LLC, Airing Inc.	Encite LLC	2015
Arthur Anderson	Attorney	self-employed	2015
Aaron Kleiner	Co-founder, Vice-Chairman and CFO	Kurzweil Technologies	2015
Phil Huyck	Retired Investment Banker	NA	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Stephen Marsh	President	2015
Stephen Marsh	Founder	2015
Arthur Anderson	Chief Legal Officer	2015
Arthur Anderson	Secretary	2015
Ken Pryde	Treasurer	2015
Ken Pryde	CFO	2015
Ken Pryde	CFO	2015
Ken Pryde	Treasurer	2015
Phil Huyck	Chairman and Co-Founder	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Encite LLC	7,824,905 shares of Common Stock	75.09

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Investing in the Company's Series Seed Preferred Stock financing involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Form C, including the Company's financial statements and the related notes. The occurrence of any of the events or developments described below could have a material adverse effect on the Company's business, results of operations, financial condition, prospects and the value of shares. In such an event, the value of your shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company's business operations.

Risks Related to the Company's Limited Operating History, Financial Condition, Capital Requirements and the Company's Ability to Continue as a Going Concern

The Company expects to incur losses for the foreseeable future and may never achieve or maintain profitability. Therefore, it needs to continue to access additional funding to allow it to maintain its development and permitting program. While it has used and will continue to explore a range of financing options, including private equity from accredited investors, product crowdfunding on Indiegogo, equity crowdfunding under Title III, and funding and in kind support from strategic partners, licensees or purchasers, there can be no assurance that the Company will continue to be successful in its funding effort to support its program of producing a working prototype, testing it for efficacy, completing the regulatory approval process and bringing the micro-CPAP to market. If the Company is unable to obtain funding on a timely basis, it may be required to significantly curtail, delay or discontinue its development and permitting program or the commercialization of the micro-CPAP, or be unable to expand its operations or otherwise capitalize on its business opportunities, as desired, which could materially affect its business, financial condition and results of operations.

The Company is a development stage medical device company with a limited operating history and no products approved for commercial sale, and the Company has incurred significant losses since its inception. The Company anticipates that it will continue to incur losses for the foreseeable future, which, together with the Company's limited operating history, makes it difficult to assess the Company's future viability.

Before the Company reaches cashflow breakeven, the Company may be able to find a suitable buyer, a buyer who is committed to making the Company's micro-CPAP device available to the public. There is no assurance that the Company will be able to raise adequate funds to continue to cover its cash burn rate until it reaches cashflow break even or to find a suitable buyer.

The Company's ongoing operating losses raise substantial doubt about the Company's ability to continue as a going concern. The Company has no current source of revenue to sustain its present activities, and it does not expect to generate revenue until, and unless, the Company receives regulatory approval of, and successfully commercializes, the Company's micro-CPAP device. As of September 30, 2017, the Company has accounts payable of $122,564 with $66,849 over 30 days. With $25,000 in the bank as of September 30 2017, plus cash available at its parent, Encite LLC, in addition to extending trade payables, the Company expects to be able to operate through the end of December 2017 and into January 2018. Under the Company's current financial plan, the $350,000 minimum amount that the Company is seeking to raise through this Title III financing will be sufficient for the Company to continue operating through May 31, 2018 if the Company is also able to raise another $250,000 from other sources such as pursuant to Rule 506 (c) or from strategic partners. If the Company is unable to raise $250,000 from other sources, it will not seek release of the Wefunder escrow account until $600,000 is available to be released. The Company's current financial plan allows the technology team to continue developing the technology as Airing's priority focus and at our current level. The Company's use of proceed of the $600,000 under the operating plan includes payments of $520,00 to the Company's parent company, Encite LLC, for its obligations under the terms of the License Agreement with Encite, under the terms of the Services Agreement with Encite and/or for payment of a portion of the outstanding balance of the loan from Encite. As of September 30, 2017 the loan balance was $888,073. The Company's ability to continue as a going concern will require it to obtain additional financing to fund its operations beyond May 31, 2018. The perception of the Company's ability to continue as a going concern may make it more difficult for the Company to obtain financing for the continuation of its operations and could result in the loss of confidence by investors, suppliers and employees.

Risks Related to the Company's Business

The Company has encountered significant delays and cost overruns in the development of components necessary for the demonstration of a working prototype of the Company's micro-CPAP device. There can be no assurance as to the timing of the demonstration of a working prototype or whether the Company will ever be successful in the development of the necessary components for such a demonstration. In such an event, you may lose all or part of your investment.

The Company's business is dependent on the successful development, regulatory approval and commercialization of the Company's micro-CPAP device. The Company may be unable to obtain regulatory approval or clearance for the Company's micro-CPAP device under applicable regulatory requirements. The denial or delay of any such approval or clearance would delay commercialization of the Company's micro-CPAP device and adversely impact the Company's potential to generate revenue, its business and its results of operations.

The Company's micro-CPAP device may cause undesirable side effects or have other properties that could delay or prevent its regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval or clearance, if any.

As an early stage company, the Company has never obtained marketing approval for any product candidate, and it may be unable to successfully do so for the Company's micro-CPAP device. Failure to successfully complete any of these activities in a timely manner for the Company's micro-CPAP device could have a material adverse impact on the Company's business and financial performance.

Even if the Company's micro-CPAP device obtains regulatory approval or clearance, the device may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

The Company currently relies on third-party suppliers to assist in the technological development of the Company's micro-CPAP device, and the Company intends to rely on third-party manufactures to produce commercial quantities of the Company's micro-CPAP device. The loss of these suppliers or inability to establish relationships with third-party manufacturers, or their failure to comply with applicable regulatory requirements or to provide the Company with sufficient quantities at acceptable quality levels or prices, or at all, would materially and adversely affect the Company's business.

The Company's micro-CPAP device, if approved, could face significant competition and the Company's failure to effectively compete may prevent the Company from achieving significant market penetration. Most of the Company's competitors have significantly greater resources than the Company does, and the Company may not be able to successfully compete. If coverage and adequate reimbursement from third-party payors are not available, it may make it difficult for the Company to sell certain of its products profitably.

As a virtual company with no employees, the Company currently has no sales organization. If the Company is unable to establish sales capabilities on its own or through third parties, it may not be able to market and sell its micro-CPAP device effectively in the United States and foreign jurisdictions, if approved, or generate product revenue.

As a virtual company with no employees, the Company will need to staff up and hire it own work force if the Company is not acquired soon after it demonstrates a working prototype of its micro-CPAP device. The Company may fail to attract and retain the necessary employees, including senior management and key scientific and engineering personnel, necessary to manage the growth required to successfully complete the development of its micro-CPAP device or any future micro-CPAP device, conduct its clinical trials and commercialize its current or any future micro-CPAP device.

If product liability lawsuits are brought against the Company, the Company may incur substantial liabilities and may be required to limit commercialization of its current or future micro-CPAP device.

If the Company is not successful in discovering, developing, acquiring and commercializing improvements to its micro-CPAP device, its ability to expand its business and achieve its strategic objectives would be impaired.

The Company has in the past engaged and may in the future engage in strategic transactions that could affect the Company's liquidity, dilute the Company's existing stockholders, increase the Company's expenses and present significant challenges in focus and energy to the Company's management or prove not to be successful.

Any collaboration arrangements that the Company may enter into in the future may not be successful, which could adversely affect the Company's ability to develop and commercialize its micro CPAP device.

Risks Related to Intellectual Property

The Company's micro-CPAP device and any future products that it commercializes could be alleged to infringe patent rights and other proprietary rights of third parties, which may require costly litigation and, if the Company is not successful, could cause the Company to pay substantial damages and/or limit the Company's ability to commercialize its products. If the Company is unable to obtain, maintain and enforce intellectual property protection directed to the Company's micro-CPAP device and any future technologies that the Company develops, others may be able to make, use, or sell products substantially similar to the Company's products, which could adversely affect the Company's ability to compete in the market.

The Company's intellectual property agreements with third parties may be subject to disagreements over contract interpretation, which could narrow the scope of the Company's rights to the relevant intellectual property or technology or increase the Company's financial or other obligations to its licensors.

The Company may be subject to claims challenging the inventorship or ownership of the patents and other intellectual property for which it is the licensee.

The Company may not be able to protect its intellectual property rights throughout the world. If the Company's trademarks and trade names are not adequately protected, then the Company may not be able to build name recognition in its markets of interest and its business may be adversely affected.

The Company has not yet registered trademarks for a commercial trade name for its lead micro-CPAP device in the United States or foreign jurisdictions and failure to secure such registrations could adversely affect its business. If the Company is unable to protect the confidentiality of its proprietary information and know-how, the value of the Company's technology and products could be adversely affected.

Risks Related to the Company's Series Seed Preferred Stock and This Offering

The Company's stock price may be volatile and you may not be able to resell shares of the Company's Series Seed Preferred Stock at or above the price that you paid. Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

If the Company sells shares of its common or preferred stock in future financings, stockholders may experience immediate dilution.

The Company's parent company, Encite LLC, and its principal stockholders and management own a significant percentage of the Company's stock and will be able to exert significant control over matters subject to stockholder approval.

The Company has broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance the Company's operating results or the price of the Series Seed Preferred Stock.

Claims for indemnification by the Company's directors and officers may reduce its available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to the Company.

The Company does not currently intend to pay dividends on the Series Seed Preferred Stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Series Seed Preferred Stock.

Risks Related to the Company's License and Services Agreements with Encite LLC

The Company licenses its core micro-CPAP technology from its parent, Encite LLC (Encite), and the Company could lose its rights to this license if a dispute with Encite arises or if the Company fails to comply with the financial and other terms of the license. As a virtual company with no employees, the Company is entirely dependent on the services agreement with Encite. If Encite fails to perform under the services agreement or if the Company fails to comply with the financial and other terms of the services agreement, the Company may be unable to achieve the Company's plans.

Risks Related to Other Applications for the Technology Underlying the Micro-CPAP Device Outside the Field-Of-Use in the License Agreement with Encite LLC.

The Company is paying for the development of the technology underlying the key components that will be used in the Company's micro-CPAP device. It is possible that these components will not operate successfully to create a working prototype of the micro-CPAP or a commercially viable version of the micro-CPAP device even though there may be other applications for the technology underlying that components that ultimately turn out to be commercially viable. The Company has no rights to the technology underlying the components of the micro-CPAP device outside of the Field of Use, namely pulmonary diseases or conditions as specified in License Agreement with the Company's parent, Encite LLC. The Company will derive no benefits from the exploitation of the technology underlying the components outside of the Field of Use. Those benefits could be substantial.

The Company is highly dependent on the services of Stephen Marsh, the Company's President.

The Company is highly dependent on the services of Stephen Marsh, the Company's President, head of technology development and a member of the
Board of Directors. Although Mr. Marsh spends
significant time working on the Company's micro-CPAP device and is highly active in the overall management of all aspects of the Company's business and technology development , he does not devote his full time and attention to the Company. Mr. Marsh is also active in the management of other technologies being developed by the Company's parent company, Encite LLC. If for any reason Mr. Marsh is unwilling or unable to continue in his current roles for the Company, the Company's ability to develop a working prototype of the Company's micro-CPAP device could be seriously compromised.

Risks Related to Government Regulation

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if the Company is ultimately unable to obtain regulatory approval or other marketing authorizations for the Company's micro-CPAP device, the Company's business will be substantially harmed.

Modifications to the Company's micro-CPAP device cleared under the 510(k) clearance process, if any, may require new 510(k) clearances or other marketing authorizations, and if the Company makes modifications to such products without obtaining requisite marketing authorization, the Company may be required to cease marketing or recall the modified products until clearances or other marketing authorizations are obtained.

Even if the Company receives regulatory approval of the its micro-CPAP device, the Company will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, and the Company may be subject to penalties if it fails to comply with regulatory requirements or experience unanticipated problems with its micro-CPAP device.

The Company's micro-CPAP device, if authorized for marketing, may cause or contribute to adverse medical events that the Company is required to report to the FDA, and if the Company fails to do so, it would be subject to sanctions that could harm the Company's reputation, business, financial condition and results of operations. The discovery of serious safety issues with the Company's micro-CPAP device, or a recall of the Company's products either voluntarily or at the direction of the FDA or another governmental authority, if such products are marketed, could have a negative impact.

Recently enacted and future legislation may increase the difficulty and cost for the Company to obtain marketing approval of and commercialize the Company's micro-CPAP device and affect the prices that the Company may obtain.

Stephen Marsh is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Phil Huyck is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Ken Pryde is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Arthur Anderson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$350,000**

Use of Proceeds: Under the Company's current financial plan, the $350,000 minimum amount that the Company is seeking to raise through this Title III financing will be sufficient for the Company to continue operating through May 31, 2018 if the Company is also able to raise another $250,000 from other sources such as pursuant to Rule 506 (c) or from strategic partners. If the Company is unable to raise $250,000 from other sources, it will not seek release of the Wefunder escrow account until $600,000 is available to be released. The Company's current financial plan allows the technology team to continue developing the technology as Airing's priority focus and at our current level. The Company's use of proceed of the $600,000 under the operating plan includes payments of $504,000 to the Company's parent company, Encite LLC, for its obligations under the terms of the License Agreement with Encite, under the terms of the Services Agreement with Encite and/or for payment of a portion of the outstanding balance of the loan from Encite. As of September 30, 2017 the loan balance was $888,073. Repayment of the balance under the Company's current plan will not exceed $40,000 per month. The Company'.s ability to continue as a going concern will require it to obtain additional financing to fund its operations beyond May 31, 2018.

- USES (totals include the required $250,000 from non reg cf investors)

Encite Services/Indebtedness -$506,000 Financing Fees - $14,000 Outside Contractors --$43,000 Outside R&D Services -- $37,000 Materials Supplies --$0 Total $600,000

If we raise: **$1,070,000**

Use of Proceeds: - Deliver a working prototype that demonstrates the micro-blowers blowing air

- Conduct ten tests with devices that are tethered to a battery in a pocket

- Various Patent applications filed by the Company's parent, Encite LLC for technology invented during the process and licensed to the Company

- Reference designs for batteries and electronics to be used in the Airing device

- Meet its current payment obligations under the terms of the License Agreement and the terms of the Services Agreement with the Company's parent company, Encite LLC.

- USES (Does not include $250,000 outside Reg CF)

Encite Services/Indebtedness --$567,200, Outside Contractors -- $61,818, Financing fees - $42,800 Outside R&D Services-- $44,882, Materials 0,Supplies - $3,300, Total -$720,000.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute the Series Seed Preferred Stock **Crowdfunding Purchase Agreement and the Company's Investors' Rights Agreement (collectively, the** "Investment **Agreements**"),
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The following is a summary of the principal terms with respect to the proposed Series Seed Preferred Stock financing of Airing Inc., a Delaware corporation (the "Company"). This summary of terms does not constitute a legally binding obligation. The parties intend to enter into a legally binding obligation only pursuant to the Investment Agreements.

SECURITY:

Shares of Series Seed Preferred Stock of the Company ("Series Seed Preferred Stock").

INVESTORS:

Accredited Investors, as defined in Rule 501 of Regulation D and verified in accordance with Rule 506(c) ("Rule 506 Investors"), and investors participating in the offering pursuant to Regulation Crowdfunding implementing Title III of the Jumpstart Our Business Startups Act ("Title III Investors," and collectively with Rule 506 Investors, the "Investors").

AMOUNT AND PRICE:

-$1.00 price per share (the "Original Issue Price")

-$2,350,000.00 in exchange for a 16.2% ownership interest

CLOSINGS:

Closings issuing 2,150,001 shares of Series Seed Preferred Stock have occurred to date. At subsequent Closings, the issuance of additional shares shall occur upon (i) payment of the Original Issue Price by the Investor and (ii) delivery by such Investor and acceptance by the Company of such Investor's counterpart signature page to the Investment Agreements.

PRE MONEY VALUATION:

$12,150,002

MINIMUM SUBSCRIPTION PER INVESTOR:

$250.00

CAPITALIZATION:

Immediately following the sale of all of the Series Seed Preferred Stock, the Company's authorized and issued capital stock will be as set forth on Exhibit A.

VOTING RIGHTS:

Each share of Common Stock is entitled to 1 vote per share on all matters requiring stockholder approval.

Each share of Series Seed Preferred Stock will be entitled to that number of votes which is equal to the number of votes to which the Common Stock into which such share of Series Seed Preferred Stock could be converted would be entitled and, except as may be otherwise required by the Investment Agreements, the Company's certificate of incorporation or applicable law, the holders of Preferred Stock and Common Stock will vote together as a single class on all matters; provided, however, that each Title III Investor shall be subject to an irrevocable proxy in favor of the President of the Company as set forth in the Investment Agreements.

Approval of a majority of the Series Seed Preferred Stock required to (i) change rights of the Series Seed Preferred Stock in a manner that is materially adverse as compared with the changes to the other series of preferred stock, if any;
(ii) change the authorized number of shares of Series Seed Preferred Stock or
(iii) declare or pay any dividend.

TITLE III INVESTORS:

Each Title III Investor shall be subject to an irrevocable proxy in favor of the President of the Company as set forth in the Investment Agreements.

DOCUMENTATION:

The Investment Agreements will be substantially similar to the investment documents published on www.seriesseed.com.

FIELD OF USE LICENSE:

The Company holds an exclusive, worldwide, perpetual, irrevocable license under specified patents and technology owned or controlled by Encite LLC to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, products for the treatment of sleep apnea and other breathing disorders for diagnostic, therapeutic or prophylactic purposes relating to all human pulmonary diseases or conditions.

BOARD OF DIRECTORS:

Up to 4 directors elected by holders of a majority of Common Stock and 1 elected by holders of a majority of the Series Seed Preferred Stock. Current: Phil Huyck (Chairman), Stephen Marsh (President), Aaron Kleiner and Arthur Anderson.

MEMBERS OF ADVISORY BOARDS:

Jeffrey C. Bass, M.D., Prof. Michael J. Cima, Ph.D., Jeff Dayton, Geoffrey Gilmartin, M.D., Herm Schneider, Sharon Sisskind.

LIQUIDATION PREFERENCE:

One times the Original Issue Price plus declared but unpaid dividends on each share of Series Seed Preferred Stock, balance of proceeds paid to Common Stock.

CONVERSION:

Optional Conversion. Each share of Series Seed Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into a share of Common Stock.

Mandatory Conversion. On the date on which more than fifty percent (50%) of the number of Series Seed Preferred Stock owned by all stockholders in the aggregate consent to such mandatory conversion, each share of Series Seed Preferred Stock shall automatically convert into Common Stock, without any additional action required by the Company, the Board of Directors or any stockholder.

STOCK SPLITS:

The conversion price and the number of shares of Common Stock into which shares of Series Seed Preferred Stock are convertible will also be appropriately adjusted to reflect stock splits, stock dividends, reorganizations, reclassifications, consolidations, mergers or sales and similar events.

LIQUIDATION EVENT:

Upon the approval of a Liquidation Event by the Board of Directors and a majority in interest of the stockholders, the Company shall have the right to require the stockholders to complete such Liquidation Event. “Liquidation Event” means:

(i) the liquidation, dissolution or winding up of the Company;

(ii) the consolidation or merger of the Company such that the stockholders prior to the transaction own, together with their Affiliates, less than fifty percent (50%) of the equity of the surviving entity,

(iii) a sale of all or substantially all of the assets of the Company, or

(iv) the sale by the stockholders, in a single transaction or series of related transactions, of all or substantially all of the Company’s outstanding shares.

FINANCIAL INFORMATION:

Investors who have invested at least $200,000.00 (“Major Investors”) will receive standard information and inspection rights and management rights letter.

PARTICIPATION RIGHT:

Major Investors will have the right to participate on a pro rata basis in subsequent issuances of equity securities.

FUTURE RIGHTS:

The Series Seed Preferred Stock will be given the same rights as the next series of
Preferred Stock (with appropriate adjustments for economic terms).

Exhibit A

Pro forma Capitalization Table

Common Authorized

15,500,000

Common Issued and Reserved for Issuance (other than upon Conversion of Series Seed Preferred)

10,000,001

Encite LLC

7,824,905

Equity Incentive Plans

2,175,096

Granted

1,084,788

Available for Grant

1,090,308

Series Seed Preferred Stock Authorized; Outstanding upon Issuance of All Shares of Series Seed Preferred Stock

4,500,000

Total Post Financing Outstanding Shares

12,770,871

Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Each Title III Investor shall be subject to an irrevocable proxy in favor of the President of the Company as set forth in the Investment Agreements.
☐ No

16. How may the terms of the securities being offered be modified?

Vote by holders of a majority of the Series Seed Preferred Stock.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series Seed Preferred Stock	4,500,000	2,150,001	Yes
Common Stock	15,500,000	8,270,871	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	none
Options:	1,729,130

Describe any other rights:

The following is a summary of the principal terms with respect to the proposed Series Seed Preferred Stock financing of Airing Inc., a Delaware corporation (the "Company"). This summary of terms does not constitute a legally binding obligation. The parties intend to enter into a legally binding obligation only pursuant to the Investment Agreements.

PRE MONEY VALUATION:

$12,150,002

VOTING RIGHTS:

Each share of Common Stock is entitled to 1 vote per share on all matters requiring stockholder approval.

Each share of Series Seed Preferred Stock will be entitled to that number of votes which is equal to the number of votes to which the Common Stock into which such share of Series Seed Preferred Stock could be converted would be entitled and, except as may be otherwise required by the Investment Agreements, the Company's certificate of incorporation or applicable law, the holders of Preferred Stock and Common Stock will vote together as a single class on all matters; provided, however, that each Title III Investor shall be subject to an irrevocable proxy in favor of the President of the Company as set forth in the Investment Agreements.

Approval of a majority of the Series Seed Preferred Stock required to (i) change rights of the Series Seed Preferred Stock in a manner that is materially adverse as compared with the changes to the other series of preferred stock, if any; (ii) change the authorized number of shares of Series Seed Preferred Stock or (iii) declare or pay any dividend.

TITLE III INVESTORS:

Each Title III Investor shall be subject to an irrevocable proxy in favor of the President of the Company as set forth in the Investment Agreements.

Documentation:

The Investment Agreements will be substantially similar to the investment documents published on www.seriesseed.com.

FIELD OF USE LICENSE:

The Company holds an exclusive, worldwide, perpetual, irrevocable license under specified patents and technology owned or controlled by Encite LLC to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, products for the treatment of sleep apnea and other breathing disorders for diagnostic, therapeutic or prophylactic purposes relating to all human pulmonary diseases or conditions.

LIQUIDATION PREFERENCE:

One times the Original Issue Price plus declared but unpaid dividends on each share of Series Seed Preferred Stock, balance of proceeds paid to Common Stock.

CONVERSION:

Optional Conversion. Each share of Series Seed Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into a share of Common Stock.

Mandatory Conversion. On the date on which more than fifty percent (50%) of the number of Series Seed Preferred Stock owned by all stockholders in the aggregate consent to such mandatory conversion, each share of Series Seed Preferred Stock shall automatically convert into Common Stock, without any additional action required by the Company, the Board of Directors or any stockholder.

STOCK SPLITS:

The conversion price and the number of shares of Common Stock into which shares of Series Seed Preferred Stock are convertible will also be appropriately adjusted to reflect stock splits, stock dividends, reorganizations, reclassifications, consolidations, mergers or sales and similar events.

LIQUIDATION EVENT:

Upon the approval of a Liquidation Event by the Board of Directors and a majority in interest of the stockholders, the Company shall have the right to require the stockholders to complete such Liquidation Event. "Liquidation Event" means: (i) the liquidation, dissolution or winding up of the Company; (ii) the consolidation or merger of the Company such that the stockholders prior to the transaction own, together with their Affiliates, less than fifty percent (50%) of the equity of the surviving entity, (iii) a sale of all or substantially all of the assets of the Company, or (iv) the sale by the stockholders, in a single transaction or series of related transactions, of all or substantially all of the Company's outstanding shares.

FUTURE RIGHTS:

The Investors holding Series Seed Preferred Stock will be given substantially equivalent rights to the investors holding the next series of Preferred Stock (with appropriate adjustments for economic terms).

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Only a vote by holders of a majority of the Series Seed Preferred Stock.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The material differences between the Company's Series Seed Preferred Stock being issued to Investors and the Company's Common Stock are noted above.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority in interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the certificate of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of outstanding options are exercised, or if new awards are granted under the Company's equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority in interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, the Company will perform valuations of the Company's common stock that take into account factors such as the following:

- unrelated third-party valuations of the Company's common stock;

- the price at which the Company sells other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of those securities relative to those of the Company's common stock;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the lack of marketability of the Company's common stock;

- the hiring of key personnel and the experience of the Company's management;

- the introduction of new products;

- the risk inherent in the development and expansion of the Company's products;

- our stage of development and material risks related to the Company's business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of the Company's company given the prevailing market conditions and the nature and history of the Company's business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

The Company will analyze factors such as those described above using a combination of financial and market-based methodologies to determine the Company's business enterprise value. For example, the Company may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by the Company that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company's only source of indebtedness is a loan from Entice LLC to the Company with an outstanding balance of $888,073 as of September 30, 2017. This is a non interest bearing loan. As outlined in the use of proceeds, repayment of the loan will not exceed 40k per month until such time as the company raises additional funds beyond the Reg CF campaign that can support additional payments.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Preferred stock	$500,000	General operations
11/2016	Regulation D, Rule 506(b)	Preferred stock	$1,400,001	General operations
1/2017	Regulation D, Rule 506(b)	Preferred stock	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

During the preceding 12 months:

Encite LLC, the Company's parent company, received payments of $807,922 under the License and Services Agreements between the Company and Encite. The payments were for services of Encite employees pursuant to the Services Agreement and for patent counsel fees and license payment fees under the License Agreement. The current two largest shareholders of Encite LLC (% of issued and outstanding shares) are Philip Huyck, the Company's Chairman and a Director (31.35%), and Stephen Marsh, the Company's President and a Director (21.81%).

Stephen Marsh, a director, officer and founder of the Company received salary and compensation from Encite LLC, the Company's parent company, of $273,907.

Arthur I Anderson, the Company's legal officer and a founder of the Company received $76,250 in payment for the services he provided to the Company and $28,750 in payment for the services he provided to Encite LLC, the Company's parent company.

Pryde Consulting LLC owned Ken Pryde, the Company's financial officer, received $60,000 in payment for the services he provided to the Company.

Sharon L. Sisskind, a business advisor to the Company, is the spouse of Arthur I. Anderson, the Company's legal officer and a founder of the Company. She received $60,000 in payment for the services she provided to the Company.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

The Company is a subsidiary of Encite LLC. Encite LLC currently owns approximately 75% of the Company's outstanding voting securities, in the form of Common Stock. The Company holds an exclusive, worldwide, perpetual, irrevocable license under specified patents and technology owned or controlled by Encite LLC to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, products for the treatment of sleep apnea and other breathing disorders for diagnostic, therapeutic or prophylactic purposes relating to all human pulmonary diseases or conditions. The Company has no employees. Encite LLC provide services to the Company pursuant to the terms of a Service Agreement.

The Company is working to develop the Airing micro-CPAP device and will take it to market once ready through strategic partnerships, subsequent capital funding and strategic sale or licensing. The Company's goal is to finish the proof of concept prototype, do initial testing for efficacy and simultaneously pursue a range of strategic options (partnerships, equity sales, strategic sales or licensing). Although there is no guarantee that the Company's historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have historically, the Company expects generally to continue to spend at a similar rate in the coming months.

The following trends or uncertainties could affect the Company's financial condition, including the liquidity, cash flow and capital resources described below:

Liquidity
The Company's cash and cash equivalents are held for working capital purposes. The Company does not enter into investments for trading or speculative purposes. The Company's cash and cash equivalents are invested primarily in demand deposit accounts.

The Company expects that the proceeds of this offering will improve the Company's liquidity and provide additional working capital for the Company to pursue the development of the Company's micro-CPAP device and to meet its payment obligations under the terms of the License Agreement and the terms of the Services Agreement with the Company's parent company, Encite LLC.

Capital Resources
The Company has financed its operations through a) two prior offerings of the Series Seed Preferred Stock; b) extended terms on intercompany payables from Encite LLC, the Company's parent company; and c) a non-equity crowdfunding initiative. Unless Encite is able to raise additional capital, it will be unable to continue to extend terms on intercompany payables. With $25,000 in the bank as of September 30 2017, plus cash available at its parent, Encite LLC, in addition to extending trade payables, the Company expects to be able to operate through the end of December 2017 and into January 2018. Under the Company's current financial plan, the $350,000 minimum amount that the Company is seeking to raise through this Title III financing will be sufficient for the Company to continue operating through May 31, 2018 if the Company is also able to raise another $250,000 from other sources such as pursuant to Rule 506 (c) or from strategic partners. If the Company is unable to raise $250,000 from other sources, it will not seek release of the Wefunder escrow account until $600,000 is available to be released. The Company's current financial plan allows the technology team to continue developing the technology as Airing's priority focus and at our current level. The Company's use of proceed of the $600,000 under the operating plan includes payments of $520,00 to the Company's parent company, Encite LLC, for its obligations under the terms of the License Agreement with Encite, under the terms of the Services Agreement with Encite and/or for payment of a portion of the outstanding balance of the loan from Encite. As of September 30, 2017 the loan balance was $888,073. The Company's ability to continue as a going concern will require it to obtain additional financing to fund its operations beyond May 31, 2018. The perception of the Company's ability to continue as a going concern may make it more difficult for the Company to obtain financing for the continuation of its operations and could result in the loss of confidence by investors, suppliers and employees.

The first prior offering of the Series Seed Preferred Stock was initiated on December 17, 2015. The second prior offering of the Series Seed Preferred Stock was initiated on January 9, 2017. For the initial offering, the Company's pre-money valuation was $10,000,000, and shares of the Series Seed Preferred Stock were sold only to accredited investors at a price per share of $1.00 in both offerings.

The Company has no long-term debt.

The Company's only indebtedness is a loan from it parent, Encite LLC, with an outstanding balance of $888,073 as of September 30, 2017. As outlined in the use of proceeds, repayment of the loan will not exceed 40k per month until such time as the company raises additional funds beyond the Reg CF campaign that can support additional payments.

In June 2015 the Company launched a non-equity crowdfunding initiative. Total contributions to date under this initiative are in excess of $1,900,000, with an average of $42,000 a month in 2016 and $25,000 a month in 2017.

Historical Results of Operations

Airing Inc. has incurred expenses at an average rate of $145,000 per month in developing the Airing product. We anticipate expenses to stabilize at $175,000 per month. The Company has no revenues.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://fundairing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Airing Stock Purchase Agreement
Airing Counterpart Signature Page

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Aaron Kleiner
Arthur Anderson
Ken Pryde
Phil Huyck
Stephen Marsh

Appendix E: Supporting Documents

INVEST IN AIRING INC.

Developing the world's first maskless, hoseless microCPAP device for Sleep Apnea

"Obstructive Sleep Apnea (OSA) is a medical condition affecting as many as 100 million people. Symptoms are snoring, choking, and gasping for air when asleep and sleepiness when awake. Untreated, OSA contributes to serious health problems — cardiovascular disease, diabetes, stroke, memory loss, and cancer. While Continuous Positive Airway Pressure (CPAP), the standard treatment for OSA, is effective, its discomfort and inconvenience cause 80% of patients to abandon it within a year.



Stephen Marsh
PRESIDENT AND FOUNDER, AIRING INC.


FOLLOW US FOR UPDATES
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raised of $350K goal
$250 min
by Wefunder Portal LLC
INVEST

Priced Round

$12.2M pre-money valuation | **$1.00**/share

If you invest, you're betting Airing Inc. will be worth more than $12.2M in the future.

INVESTOR PERKS

$2,500+	Skype with Stephen Marsh, President and Inventor of Airing micro-CPAP device.

OUR AMBITION

Our mission is to provide a CPAP therapy that people will actually use. The Airing micro-CPAP device, when available, could provide a comfortable and convenient treatment option that would liberate millions of sleep apnea sufferers from the masks, hoses, and cords of the currently used machines.

KEY FACTS

- We've established a very strong brand – 8 million visitors to fundairing.com; 136,000 followers on Facebook; over 55 million views of unsolicited web videos about Airing.
- Over $4M has been raised to date – $1.9 million on Indiegogo from over 20,000 contributors since June 2015, making Airing one of the top grossing medical device campaigns across all crowdfunding platforms, and $2.15 million raised from investors.
- Functioning prototypes of various components, some of which are moving at operational speed, have already been built. A key component has yet to be demonstrated – micro-blowers blowing air.
- Multiple patent applications filed by Airing's parent, Encite LLC, for technologies licensed to Airing for use in the device, with more being filed.
- Strategic relationship with a major international manufacturer that provides key equipment for testing and demonstrating feasibility of the technologies used in the device.

fundairing.com

TECH | OSA | SLEEP APNEA | CPAP | MEDICAL DEVICE | OUTDOORS | SNORING | SLEEP | MEDICAL DEVICE | TRAVEL | HEALTH AND FITNESS | HEALTHCARE | HEALTH AND FITNESS | HEALTHCARE | LIFESTYLE | LIFESTYLE | MANUFACTURING | HARDWARE

WHY I LIKE AIRING INC.

As a physician, I frequently see patients who are suffering from OSA. Traditional treatments have always been a deterrent to patient use. With the need to clean equipment daily, and the difficulty of traveling with bulky components, it is easy to understand why the rate of acceptance and use of traditional machines is so low. Treating sleep apnea is essential and the benefits to one's performance, alertness and health are enormous. The concept of an easy to use, effective, single-use, and inexpensive device is highly intriguing. The successful development of Airing would revolutionize the sleep apnea industry and lead to a more consistent use of a life-altering treatment. The

... READ MORE



Jeffrey C. Bass

AIRING INVESTOR AND MEMBER OF AIRING'S MEDICAL ADVISORY BOARD

THE BUZZ ABOUT AIRING INC.

For me, the biggest potential benefit will be that I can now return to camping, backpacking and other overnight outdoor activities. In the past, I have actually had to take a deep cycle 12 volt battery and a converter just to do car camping. I applaud your creativity, ingenuity, and engineering savvy."

Bill S.

Indiegogo Contributor

If you have ever tried and failed a CPAP machine, then the Airing is a dream come true." By (@docweighsin)

Patricia Salber MD, MBA

Founder and Editor-in-Chief of The Doctor Weighs In and CEO of Health Tech Hatch

I have a serious issue sleeping and I'm suffering. So are my relationships over the years. Each year I get worse, and I'm pretty afraid of going to a doctor. I have not been diagnosed with obstructive sleep apnea because of that fear. My girlfriend keeps waking me up because I stop breathing at night, and she thinks I'm dying. She doesn't sleep well because my constant gasping for air has been likened to 'Two chainsaws mating'."

Billy C.

Self-proclaimed Sleep Apnea Sufferer

I am an U.S. military veteran with the VA rated disability of disruptive sleep apnea. When I saw your invention it nearly brought me to tears. This for me will literally be the life changing medical technology I've been looking for. Every night I struggle with my subconscious (who decides to rip off my mask). In desperation for improvement, I even had my tonsils removed."

Todd H.

Sleep Apnea sufferer

ENGINEERING.com

Airing - Hoseless Cordless Maskless CPAP Device > ENGINEERING.com

Stephen Marsh and Airing LLC are running an indiegogo funding campaign for their new compact CPAP machine.

October 10, 2017 @ engineering.com

The Future of CPAP? Airing Device Promises Much While Questions Linger

If you have ever wondered how much people are seeking an alternative to using their continuous positive airway pressure (CPAP) machines to treat sleep apnea, you need not look any further than the interest generated in a new product called Airing. What
October 10, 2017 @ verywell.com

The Oakland Press Blogs: Sleeping with CPAP

The latest buzz in the CPAP world is a "micro-CPAP" device being created by a Boston-based company called Airing. It's just what it sounds like - a small device with a battery-powered "micro-blower" that fits on your nose with no hoses or cords.
October 10, 2017 @ sleepingwithcpap.blogspot.com

This tiny device could cure snoring once and for all

A quarter of all adults snore regularly when they sleep. That can be disruptive and frustrating for those who have to listen to it during the night - but it can also be dangerous. The sound happens when airflow gets obstructed at the back of the
October 10, 2017 @ businessinsider.com

This device can help 22 million Americans sleep better at night

Airing is a tiny device that could replace large, disruptive sleep apnea machines.
April 10, 2017 @ mashable.com

Airing micro-CPAP: Availability and Price Update

Make sure you know what you're searching for on Google! A lot of folks have been inquiring with Singular Sleep about "Airring" or the " new miniCPAP" - the correct spelling is actually "Airing," and miniCPAP is how Transcend has branded their
September 6, 2016 @ singularsleep.com

Exclusive Interview: Stephan Marsh of Airing

Sleep Apnea is a problem that affects millions worldwide; but most sufferers end up ditching their prescribed masks because of how uncomfortable they are to wear at night. Take a listen as we talk to Stephan Marsh, inventor of Airing-an incredible new
May 3, 2016 @ yourtechreport.com

Necessity Is the Brother of Innovation

I first learned about sleep apnea during a phone call from my brother, David. He explained that he had been listening to talk radio on his way home from work and heard a segment about sleep apnea, a disorder characterized by repeated disruptions
November 11, 2015 @ huffingtonpost.com

Tiny anti-snoring gadget for people with sleep apnea looks promising

If this little gadget called Airing really does prevent obstructive sleep apnea, then it's a big deal. The Indiegogo-funded project is described as the first hoseless, maskless, micro-CPAP. Traditional CPAP (continuous positive airway pressure) machines are
October 19, 2015 @ boingboing.net

New Micro-CPAP | Shop CPAP Supplies

Just like cars that are getting smaller and smaller, CPAP machines are not too far behind in the technology revolution. An Entrepreneur, Stephen Marsh, has recently designed and created one of the first micro-CPAPs. This micro-CPAP, the "Airing,"
September 21, 2015 @ ionmysleep.com

Sleep apnea device funding reaches £670,000

Funding for Airing, a device to treat sleep apnea, has reached more than £670,000 ($1 million) via the crowdfunding site Indiegogo Start-up company Airing has raised the money from about 10,000 donors for its Airing device which is a maskless,
September 15, 2015 @ medicalplasticsnews.com

Hoseless, Maskless, Micro CPAP that Helps with Sleep Apnea

Continuous positive airway pressure or CPAP is the treatment of choice for moderate to severe obstructive sleep apnea (OSA). It is administered via a bedside machine that generates a mild air pressure that is transmitted to the throat via a hose and a
September 9, 2015 @ thedoctorweighsin.com

$1M+ raised on Indiegogo for company making maskless device for sleep apnea

Airing's maskless, cordless, continuous positive airway pressure device--Courtesy of Airing Startup Airing has raised more than $1 million from about 10,000 donors via the crowdfunding site Indiegogo Participants will be among the first to receive its

September 8, 2015 @ fiercebiotech.com

Could a nose ring help beat snoring? Device pumps air into the nose

New device is small electronic 'nose ring' that plugs into the nostrils Designed to help sleep apnoea, where the tissues in the throat collapse It delivers air into nostrils under a slight pressure, keeping airways open A small electronic 'nose ring' that plugs into

July 6, 2015 @ dailymail.co.uk

This Indiegogo Campaign Wants to Solve Your Sleep Apnea Problems

Missing out on a good night's sleep can ruin your whole day. Your mood can be affected, you can find it hard to focus, and it can be nearly impossible to shake the sleepy feeling. For those with obstructive sleep apnea this scenario can be an almost

June 24, 2015 @ smallbiztrends.com

Airing Micro-CPAP Device

Having sleep apnea is not easy. And while using a CPAP mask should help any sufferer get the rest they need, it's not a particularly convenient device to wear when bunking down on your French Fries Bed. Fortunately, those bearing the affliction might be

June 24, 2015 @ coolthings.com

Airing Is A Maskless, Hoseless Micro-CPAP Dream Gadget For People With Sleep Apnea

A hoseless, maskless Continuous Positive Airway Pressure device has caught fire on Indiegogo. The Airing could help increase the usage rate of CPAP devices by people who have sleep apnea, because millions of people would rather not fuss with a

June 23, 2015 @ techtimes.com

Airing, a Hoseless Micro-CPAP, Hoping to Become a Reality |

Obstructive sleep apnea (OSA) is typically treated with continuous positive airway pressure therapy (CPAP), which normally involves a bedside pump pushing air into the lungs via a hose connected to a face mask. Sleeping like this can be terribly

June 22, 2015 @ medgadget.com

Airing is a tiny $3 device that will combat sleep apnea without the mask

If you know someone who has sleep apnea, you're familiar with those cumbersome CPAP (continuous positive airway pressure) masks fitted with a hose and straps, which are worn during sleep. A company in Burlington, Massachusetts, is running a

June 22, 2015 @ digitaltrends.com

Micro-CPAP machine 'Airing' blows past funding goal in single day

For many Canadians that live with sleep apnea, it becomes a common scene: A machine that sits beside the bed with hoses, face masks and a multitude of buttons and blinking lights. It can at times feel like you've moved from the comforts of your

June 19, 2015 @ ca.news.yahoo.com

Burlington Startup Funds Sleep Apnea Cure on Indiegogo

Sleep: the thing we all dream about at work and can't seem to get enough of when the day is done. It comes easy to some of us, but for others, sleeping soundly can be a struggle night-in and night-out. One common condition that can lead to

June 17, 2015 @ americaninno.com

Can Airing™ Micro CPAP Improve Compliance? - 1800 CPAP News and Sleep Apnea Information

I may be getting ahead of myself by posing the question about compliance considering this project is still in its funding phase but for the sake of keeping this topic trending let's kick the tires on this CPAP.... or mask.... or whatever new

June 9, 2015 @ cpap.1800cpap.com

Local Inventor Develops New Device to Treat Sleep Apnea

When Boston-based inventor Stephen Marsh saw a photo of his brother, David, hooked up to a continuous-positive-airway-pressure (CPAP) machine-a device that treats the symptoms of obstructive sleep apnea-he was terrified. "He had on what I

May 29, 2015 @ bostonmagazine.com

Airing™ Aims to Revolutionize Treatment of Obstructive Sleep Apnea with Breakthrough Device

"I think it's going to be wonderful for people. For the first time we have a treatment that patients will be willing to use. I think Airing will have a tremendous impact," said Dr. Jeffrey Bass of Brigham & Women's Hospital. Airing LLC is introducing a

May 14, 2015 @ prweb.com

Airing's Potentially Breakthrough Technology


NOSE BUDS
Soft, comfortable silcone engineered to stay firmly in the nostril, forming a perfect seal without the need for straps.
INHALATION VENT
As the patient inhales, air enters through holes, is filtered and drawn into hundreds of micro-blowers that create the precise airway pressure needed.
HOUSING
Injection molded shell holds all electronic components as well as the battery. Total weight of the device is less than one ounce.
EXHALATION VENTS
As the patient exhales, unencumbered airflow exits through micro-screens.
Airing

Obstructive Sleep Apnea (OSA) is typically caused by a blockage of the airway when the soft tissue in the rear of the throat collapses during sleep. The standard treatment for OSA is what is known as "Continuous Positive Airway Pressure," or CPAP. CPAP machines can mitigate this problem, but their poor design causes sleep apnea sufferers to give up on it: 80% of CPAP users stop using it within one year. Airing hopes to change that with a revolutionary design that will provide the same result without the need for the cumbersome and uncomfortable masks that force so many sufferers to abandon necessary treatment.


Airing

Traditional CPAP Machines Are Not Well-Tolerated

- *The traditional CPAP devices have snug-fitting masks and movement-restrictive hoses and cords.*
- *The traditional equipment needs to be cleaned constantly to prevent infection.*
- *The traditional equipment has a noisy hum and a sound of rushing air if the seal is broken, which can wake the patient (and their partner).*

80%
Of sleep apnea patients stop using the CPAP machine within one year

$2,500
Potential first-year cost without insurance





The Revolutionary Approach: A Compact, Maskless Micro-CPAP Device

- *Self-contained micro-blowers and a safe, ultra-light zinc-air battery eliminate external air hoses, power wires, uncomfortable straps, and the noisy hum.*
- *Comfortable silicone nose buds fit snugly in your nostrils and stay in all night.*
- *Single use device requires no daily cleaning and ongoing maintenance.*

$3
Projected cost per Airing device (without reimbursement)

8 hour
Projected battery life

Multi-Billion Dollar Market and Growing

Sleep apnea therapy products are a multi-billion dollar market that is likely to continue to expand in light of several factors, including improved diagnostic capabilities, growing awareness of the condition and the risks of not getting treatment, and an aging and overweight population.

>100 million People who suffer from sleep apnea	**80%** Sufferers who remain undiagnosed	**16 million** People who abandon treatment (non-compliant) within a year

Multiple Innovations in One Device

Patents have been filed for the micro-CPAP device itself as well as the individual components, including the nose buds, the micro-blowers, and the micro-pressure sensors. We believe the Airing device will be the first of its kind in the market and has life-changing potential.



Positive (+) charge applied to top
Negative (-) charge applied to bottom
Outside: air enters through grille
Top and bottom are attracted to each other, air is forced out. This happens thousands of times per second.
Inside: Incoming air enters micro-blowers
Hundreds of micro-blowers work in parallel creating air flow

Accelerating Technology Development

We've raised over $4 million (including almost $2M from Indiegogo) but need additional resources to complete the development of the working prototype that can be tested for efficacy on a select number of sleep apnea patients.



Airing™

INDEMAND

Airing: the first hoseless, maskless, micro-CPAP

Our mission: a breakthrough technology to treat sleep apnea that people will actually use.

Airing Inc.
Burlington, United States
About

$1,934,213 USD total funds raised
896% funded on July 16, 2015

Our Progress So Far

May 2014
Airing is Formed
Stephen Marsh founds Airing.

June 2014
Invention Patents Filed
Patent protection is enacted for our cutting edge micro-pump technology.

June 2015
INDIEGOGO
Campaign Launched on Indiegogo
Airing's campaign raises $280K in donations on first day. Surpasses $1.0M in first month.

July 2016

Achieved Moving Air in our Micro-Blower
A crucial step for the the most integral part of our device.

December 2016


50
60

Micro Pressure Sensor Prototype Complete

August 2017
Micro-Blowers Hit Operational Speed
All prototyped parts and pieces within the micro-blowers move at operational speed.

End 2017*
Build and test a working prototype of the micro-blowers

Early 2018*
Combine components into a testable prototype CPAP device

Mid 2018*
Test working prototype of device for efficacy

Mid 2018*
Explore strategic options for implementation and regulatory approval

*Estimated. Actual timing depends on rate and success of development of very complex and innovative technologies.

LET'S FREE MILLIONS OF SLEEP APNEA PATIENTS TOGETHER



I first learned about sleep apnea during a phone call from my brother, David. He explained that he had been listening to talk radio on his way home from work and heard a segment about sleep apnea, a disorder characterized by repeated disruptions in breathing during sleep. The radio show described the various symptoms, which he identified with across the board. Loud, disruptive snoring? Check. Morning headaches? Check. Drowsiness, impaired concentration, and irritability during the day? Check, check, and check.

After a week or two, I received a photo of a wary-looking David being fitted for a full-face mask as part of his OSA treatment. This image prompted me to do my own research on OSA and its available treatments. I learned about the most common and effective option-Continuous Positive Airway Pressure (CPAP) therapy. This treatment requires the patient to wear a mask, the same for which my brother was fitted, which is strapped to the patient's face and connected by a hose to a machine. While the patient sleeps, the machine generates airflow to keep the tissues in their airway open throughout the night and the symptoms and negative health effects of the disorder at bay.

However, 80 percent of OSA patients abandon treatment within a year of diagnosis because they cannot tolerate their CPAP treatment due to the discomfort, noise, and restriction of movement. My brother, too, became fed up with the burden of CPAP therapy; he was aware of the risks of living untreated but unable to continue with the treatment. David, and millions like him who become non-compliant, are left feeling guilty about their choices and frustrated with their options. As an inventor, I was immediately drawn to exploring alternative methods of treatment that could better the lives of these sleep apnea patients.

At the same time as I was contemplating better treatment options for my brother, I was working with a cutting-edge technology that provides the micro-mechanics in gadgets like video game controllers, fingerprint sensors, and inkjet printers. The versatility and ability of these micro-systems allow for countless applications that can, in many cases, outperform their macro counterparts (compare the first computer to the latest mobile phone). That's when it hit me: the micro-pump technology I had designed to cool off electronic processors could pump air into my brother's nose! I made some quick calculations and excitedly called David for more information on the range of air pressure his CPAP machine needed to provide effective treatment. After confirming that this micro-sized technology was capable of pushing air at the same pressure as my brother's machine, I eagerly got to work on a design.

As this technology develops, I continue to hear stories from people just like David. I now realize that the non-compliance statistics do not begin to describe the physical and emotional toll that this disorder can take. Men and women of all ages, all over the world, are in need of a better OSA treatment option to improve their lives. Looking forward, I am hopeful that the OSA community will continue to spread awareness of sleep apnea, reaching the people who can benefit from advancements in its treatment. Yes, necessity is the mother of invention, but in Airing's case, it is also the brother.

—Stephen Marsh

MEET THE FOUNDERS



Stephen Marsh
President and Founder
Self-taught inventor/entrepreneur. Previous founder of several companies and named inventor on over 75 patents and applications in of electronics, energy, health care and consumer products



Phil Huyck
Chairman
Lawyer and banker with over 40 years experience in the power sector



Aaron Kleiner
Director
Co-founder and CFO of Kurzweil Technologies, Inc. since 1995. Co-Founder and past Chairman of the MIT Enterprise Forum of Cambridge, Inc. MIT BS, MA, and MBA



Arthur Anderson
Director, CLO
Corporate lawyer with 38 years experience representing clients from start-ups to public companies providing advice on corporate governance & fiduciary duty matters & a range of corporate transactions

AND THE REST OF THE TEAM



Jeffrey Bass, M.D.
Medical Advisory Board
Practicing 32 years, on staff at Brigham & Women's Hospital (Harvard Medical School hospital). Best physician mention, Boston Magazine, Town & Country Magazine, Boston Super Doctors, & Castle Connolly



Geoffrey Gilmartin, MD, MMSc
Medical Advisory Board
Harvard trained pulmonary, critical care & sleep physician. Extensive clinical experience in the diagnosis & treatment of sleep disorders. Internationally renowned speaker. Clinician & entrepreneur



Michael J. Cima
Technical Advisory Board
Professor of Materials Science and Engineering, MIT. Materials processing expert, author of over 250 peer-reviewed scientific publications, has over 50 US patents. Extensive entrepreneurial background



Herm Schneider
Medical Advisory Board
Longest tenured and most successful trainer in Major League Baseball (MLB). As a sufferer of sleep apnea, he is a strong supporter and advocate for others who struggle with OSA and their CPAP devices



Ken Pryde
Acting CFO
Founder of Pryde Consulting LLC. More than 40 years' experience in Finance. ACMA, CGMA and MBA. 17 years with Motorola Inc. in Europe, Asia and USA. More than 15 years working with startups



Jeffrey Dayton
Business Advisory Board
Accomplished executive in Fortune 500 corporations & startup ventures. CEO-Alpha Funders, a top venture advisory & deal syndication firm. 30 years experience as CEO, CTO, & board roles. Angel investor



Sharon Sisskind
Business Advisory Board
Medical device & pharmaceutical professional. Product Director-Boston Scientific, Consultant-Arthur D. Little, Portfolio Manager-Decision Resources. Co-founder & President-Equinox Group. Harvard MBA

DETAILS

What is Airing? ^

– COLLAPSE ALL

Airing is designed to be the world's first maskless, hoseless, and cordless micro-CPAP device. It's basically a miniaturized, extremely portable and comfortable version of the standard CPAP therapy machine.

What is CPAP therapy, and what is it used to address? ^

Continuous Positive Airway Pressure (CPAP) is the "gold standard" treatment for conditions like sleep apnea. For people with sleep apnea, the soft tissue in the back of the throat relaxes during sleep to the extent that it blocks the airway. For sleep apnea sufferers, it's like sucking on a straw and then pinching the straw between your fingers. You can no longer pull air in, and it creates a vacuum. Sometimes it takes a little time for your brain to catch up and go, "Uh oh," and wake you up on a subconscious level — just enough to stir you into taking a breath. For some, this may occur 30 times or more per hour. If this happens enough, the oxygen level in your blood drops significantly and that can cause a number of devastating health risks: cardiovascular disease, including heart attacks, high blood pressure, and stroke; dementia; cancer; and autoimmune diseases such as diabetes. Because this condition usually happens at night when you are sleeping, a lot of people don't even know they have it. What they do know is that they never feel rested, even if they sleep 10 or 12 hours. They may fall asleep at work, or even at the wheel of a car, truck, or train, but are totally unaware that sleep apnea is the underlying cause of their sleepiness.

After hearing a patient describe how they feel, a physician or other medical professional, such as a dentist, may take a look at the patient's throat and then suggest the patient have a sleep study to determine if they have Obstructive Sleep Apnea (OSA). Once the diagnosis is made, the physician will likely prescribe the standard CPAP therapy. The equipment includes a box containing a motor and a squirrel cage to blow a continuous flow of air into a hose that is attached to some type of mask (examples are: full mask, nose mask, and a nose "pillow"). In most cases, the mask must be strapped snugly to the face to form a tight seal. Otherwise the therapy is compromised.

The drawback to this type of therapy is that after about one year, approximately 80% of patients cannot tolerate it and stop using it. They become what is known as non-compliant. What's really frustrating, especially to physicians, is that this condition has a negative cumulative impact on the patients' quality of life, and although there is a therapy that treats it successfully, the treatment is delivered by technology that people find uncomfortable. Doctors know that CPAP therapy is effective and would save OSA sufferers from the health issues that come with sleep apnea, but most people just can't maintain it long-term.

How did you come up with the idea for your product? ^

While working on something else, I invented a micro-blower technology utilizing MEMS (micro electromechanical systems) to blow air through tiny channels. It would be small and very low cost because, as it turned out, the micro-blowers could be manufactured utilizing roll to roll processing — the same process used to manufacture Band-Aids and Kodak film.

One day I was talking to my brother, David, and was telling him about the micro-blowers I had designed. I shared with him how small and powerful the technology was, and he sent me a picture of himself in a sleep lab with a big face mask on and electrodes all over his head. He looked absolutely terrified. I realized that he wasn't terrified of the electrodes or the mask. It was because he would have to do this every night for the rest of his life. When I was bragging about the little micro-blowers, he said, "I wish I could get rid of this machine and the hoses, and I wish I could have small blowers."

The settings on a CPAP machine range from 1-20 centimeters of water. As an engineer, I think in terms of pounds per square inch (psi). Imagine my surprise when I learned that the average sleep apnea patient rarely requires a pressure setting as high as 0.2 psi (as compared to your bicycle tire which you pump up to about 100 psi) to keep their airway open. My blowers were designed to work up to 0.5 psi. It was the big a-ha moment for me. I knew that it wasn't much pressure and that I could make it really small and very inexpensively, as well as very efficiently.

Furthermore, my invention could be battery-operated. I realized that I could take the same idea as the toy ring my daughters put in their noses when they were little and place my micro-blowers into the circle and put the battery on the back. I got really excited and called my brother and said, "David, I think I could actually make a device that would treat your sleep apnea." I described it to him, and he was sold. I was sure I could build it, so I decided to review the concept with doctors.

We initially met with a highly-regarded doctor who has a large practice and a particular interest in sleep apnea. After reviewing the outline I sent him, he said, "I don't know the first thing about micro-blowers, so I don't know if you can do this or not, but I'm telling you, if you can, it's going to change everything." We then talked to more experts, including some of the most respected pulmonologists in the Boston area, and the reaction was the same: this could be a big game changer.

I then took the design to a longtime friend who is a product designer. He redesigned the form to its current aesthetic and effective shape (no longer a ring), and we were off to the races.

How many people have been diagnosed with sleep apnea?

On the conservative side, 20 million people have been diagnosed with OSA globally. Doctors and professionals estimate that up to 80 million people who have the condition remain undiagnosed. There is huge potential for expansion of the sleep apnea market as people switch from their traditional CPAP machine to Airing. As mentioned earlier, after a year, 80% of the people who have been diagnosed become non-compliant when using the current technology.

What is the cost for your technology versus the technology that is already out there and how does yours differ aside from the size?

The Airing device is projected to cost the consumer $3.00 daily per unit. The traditional CPAP machines vary significantly in price but generally cost the consumer between $750 and $2500 in initial cost before insurance reimbursement for just the machine. Then you need to add the cost of the mask, hoses, connectors and often a humidifier, many of which need to be replaced frequently. Some components need to be cleaned daily to avoid infection.

Airing is designed as for single-use. Each night you would open a new package with a clean device powered by a zinc-air battery, the same as used in a hearing aid. When the seal is broken, the battery reacts with air to produce the electricity necessary for a good night's sleep.

Why did you make the decision to make Airing single use rather than using a battery that was rechargeable?

The decision about which battery to use was driven by the need to put enough energy into a small space that would be light enough to be comfortable and stay in your nose. The well-proven zinc-air technology is about ten times more energetic than a same-sized lithium ion battery. A rechargeable lithium ion battery that could last through the night would make the device much too heavy for convenient and comfortable use, which was one of our primary goals. In addition, unlike some of the other caustic, more corrosive, battery technologies, the zinc-air battery is environmentally benign, basically composed of a common metal and soap. Zinc-air batteries are one-time use and are not rechargeable.

What steps do you need to take to bring Airing from an idea to a functioning piece of medical equipment? ^

First we need to build working prototypes of the micro-blowers that can blow air at the needed pressure and volume. Once we have working prototypes of the micro-blowers, we need to combine them into a package that integrates the remaining components, which are either proprietary technology or available in the market. We are comfortable that we can obtain a custom battery and can miniaturize the electronics.

Next, we need to use these test prototypes in a clinical test to prove the efficacy of the technology in treating sleep apnea.

Once we have reached that stage, we will explore all the options to get the product manufactured and into the market.

Do you have a manufacturer in place for when Airing is ready to go to market? ^

I design by precedent so I can be sure that someone else will know how to actually make the product. This means that they will have to have access to continuous processing (roll to roll) machinery in the size and speed required.

Nothing is set in stone yet, but a large global manufacturing company has indicated a strong interest to manufacture and assemble all the necessary components. They have been supporting us in several important ways, including purchasing and making available to us, on an exclusive and priority basis, a custom designed laser micromachining system that was very expensive. A large international battery company has indicated an interest in providing the battery component of the device. These companies and others with whom we are discussing a strategic relationship have the expertise, resources, and credibility to turn our design into a product on a timely basis.

Do you have any competition? ^

The competition is the current CPAP technology which we hope to displace. We believe the cost, ease, and comfort of the Airing device will be such a major improvement in treatment that the current CPAP machines will find it difficult to compete.

Does Airing require FDA approval for sale in the U.S.? ^

Yes, but we believe the process could be accelerated. The Airing device does not provide a new treatment. Continuous Positive Airway Pressure treatment has been around and used with FDA approval for years. The Airing device merely miniaturizes the existing machinery into a portable and comfortable format.

We hope, although we obviously cannot guarantee, that the FDA would agree that the device is a constructive modification of an already approved treatment and be willing to approve its use on a timely basis.

Therefore we plan to explore the possibility of an abbreviated approval process known as 510(k) clearance, which would allow us to accelerate approval (months versus years). If this is not feasible, we would pursue the standard Pre-Market Approval route.

What are the major hurdles you are having to face? ^

One hurdle is the presence on the web of a Chinese rip-off company offering a phony Airing-style device for sale. They have lifted our video, copy and pictures directly from our sites on the internet and are marketing a hollow plastic device that superficially resembles the Airing design. This fly-by-night operation pops up on eBay, Amazon and many other sites. Anyone ordering this device ends of with a cheap plastic shell. We have done our best to alert people to this problem, but there is always some risk that this behavior could negatively affect our brand.

Another issue is how to manage expectations. Because the product offers the potential of such a great improvement in treatment, people understandably want it immediately. We have made very clear on our website, in our crowdfunding campaign, and in all our communications that we are still in the proof of concept stage. We are making good progress on the key components of the device, including the micro-blower, but still do not have a complete working prototype. We intend to subcontract out the already existing components of the device, including the battery, but we need people to understand that the development of such an innovative technology is complex and arduous work that requires patience and resources.

Is Airing patented? ^

A true invention involves a thorough and lengthy patent process. After doing patent searches, we are confident that there is nothing out there like the Airing. Patents have been filed on the micro-CPAP device itself and on the various components as well, including the nose buds, the micro-blowers and the micro pressure sensor (which is critical to maintaining the correct pressure to keep the airway open). We have built a working prototype of the micro pressure sensor.

Airing has a broad field of use license for all breathing disorders, including, but not limited to, sleep apnea from its parent, Encite LLC, under which it has access to all intellectual property rights relevant to the treatment of the full range of breathing and sleep disorders.

What is your exit strategy and why are you setting that as a goal? ^

Our goal is to build the proof of concept prototype and prove its efficacy as compared to the currently marketed CPAP machine. At that point, we will explore all possible options to get the product into the hands of sleep apnea sufferers, and at the same time monetize the value of the technology for investors. This could range from a strategic sale of the company to licensing the technology, including cash and royalty components. A timely transfer to the right party or parties is in the interest of millions of sufferers and investors alike.

Who makes up the Airing team? ^

Airing is essentially a virtual company; we have no "employees". We are under a service contract with the Encite engineering team, who are focused on actually doing the prototyping. Our core technical team includes Stephen Marsh, the inventor; an engineer (electrical/mechanical); a scientist (physics/materials), and another engineer who is our director of process engineering. In addition, we have a laser micro-machining expert. The five-man core engineering team focuses on a daily basis on the development of the micro-blowers and other key components of the device.

We are working with outside experts on other aspects of the device, including an excellent industrial design firm and strategic partners to provide complementary expertise and resources.

We also benefit from the experts on our Medical, Business and Technical Advisory Boards, who provide a wide range of valuable experience and insight.

How much do you hope to raise and what will the money be used for? ^

We are in a $2.5 million seed round equity financing and have raised $2.15 million to date, leaving $350,000 of our initial targeted amount. In order to maintain our momentum and provide additional financing flexibility, we have decided to expand the round to $4.5 million. We are in discussions with several potential strategic partners who have expressed interest in providing financing once we have a working proof of concept prototype of our micro-blowers. We cannot predict when, and whether, we will be able to satisfactorily demonstrate the micro-blower prototype. The money we raise will be used for the following purposes:

- Produce a working prototype of the micro-blower technology.
- Demonstrate the micro-blowers blowing the required amount of air.

- Combine the various components into a testable prototype and conduct preliminary testing and validation of the efficacy of the device (using external battery and electronics).
- Continue to pursue intellectual property protection of all facets of the technology.
- Develop reference designs for battery and electronics to be used in the device.
- Maintain and promote the Airing brand.

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RISKS SPECIFIC TO AIRING INC.

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Investing in the Company's Series Seed Preferred Stock financing involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Form C, including the Company's financial statements and the related notes. The occurrence of any of the events or developments described below could have a material adverse effect on the Company's business, results of operations, financial condition, prospects and the value of shares. In such an event, the value of your shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to the Company... **READ MORE**

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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